Exhibit 99.2

CDW Corporation Announces Pricing of

Registered Offering of $525 Million in Senior Notes due 2023

VERNON HILLS, Ill. – February 26, 2015 — CDW Corporation (NASDAQ: CDW), a leading multi-brand technology solutions provider to business, government, education and healthcare, today announced that its wholly owned subsidiaries CDW LLC and CDW Finance Corporation (together, the “Issuers”) have priced an offering of $525,000,000 in aggregate principal amount of 5.0% senior notes due 2023 (the “Notes”) in an offering registered under the Securities Act of 1933, as amended (the “Notes Offering”). The Notes were priced at 100% of par. The sale of the Notes is expected to be completed on March 3, 2015, subject to customary closing conditions.

The Issuers intend to use the proceeds from the Notes Offering, together with cash on hand, to fund the redemption of all of their outstanding $503.9 million aggregate principal amount of Senior Notes due 2019 (the “2019 Senior Notes”) and to pay related fees and expenses. The Issuers currently expect to issue a notice of redemption to holders of the 2019 Senior Notes upon the closing of the Notes Offering.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by CDW Corporation and by certain of CDW LLC’s current and future direct and indirect wholly owned domestic subsidiaries.

J.P. Morgan Securities LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers and Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc. and Mitsubishi UFJ Securities (USA), Inc. are acting as co-managers for the Notes Offering. The Notes Offering is being made only by means of a prospectus supplement and an accompanying base prospectus. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the Notes Offering may be obtained from (i) J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd Floor, New York, NY 10179, Attention: Syndicate Desk or by telephone (toll-free) at (800) 245-8812, (ii) Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone (toll-free) at (888) 603-5847 or by e-mail at barclaysprospectus@broadridge.com, (iii) Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, New York, NY 10014, by telephone (toll-free) at (866) 718-1649 or by e-mail at prospectus@morganstanley.com, (iv) Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, by telephone (toll-free) at (800) 503-4611 or by e-mail at prospectus.cpdg@db.com, (v) Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, by telephone (toll free) at (866) 471-2526, by facsimile at (212) 902-9316 or by e-mail at prospectus-ny@ny.email.gs.com, (vi) Merrill Lynch, Pierce, Fenner & Smith Incorporated , 222 Broadway, New York, NY 10038, Attention: Prospectus Department, by telephone (toll-free) at (800) 294-1322 or by e-mail at dg.prospectus_requests@baml.com, (vii) Wells Fargo Securities, LLC by telephone (toll-free) at (800) 326-5897, (viii) U.S. Bancorp Investments, Inc. by telephone (toll-free) at (877) 558-2607 or (ix) Mitsubishi UFJ Securities (USA), Inc. by telephone (toll-free) at (877) 649-6848.

CDW Corporation, the Issuers and the subsidiary guarantors of the Notes filed a Registration Statement on Form S-3ASR, which was effective upon filing on October 16, 2014, including a base prospectus dated October 16, 2014, and a preliminary prospectus supplement dated February 26, 2015, to which this communication relates. Copies of the Registration Statement on Form S-3ASR, the base prospectus and the preliminary prospectus supplement and, when available, copies of the final prospectus supplement can be accessed through the Securities and Exchange Commission’s website at www.sec.gov.

This press release is for informational purposes only and shall not constitute (i) an offer to sell or the solicitation of an offer to buy the Notes or any other securities or (ii) an offer to buy, or a notice of redemption with respect to, the 2019 Senior Notes or any other securities. The Notes Offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the Notes Offering and the anticipated redemption of the 2019 Senior Notes. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Such risks and uncertainties include, but are not limited to, whether the Issuers will consummate the Notes Offering, which is subject to customary closing conditions, and the anticipated use of the proceeds of the Notes Offering. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About CDW

CDW is a Fortune 500 company and a leading multi-brand technology solutions provider to business, government, education and healthcare.

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Contact:
Investor Inquiries:	Media Inquiries:
Sari L. Macrie, CFA	Mary Viola
Vice President, Investor Relations	Vice President, Corporate Communications
(847) 968-0238	(847) 968-0743

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